Exhibit 99.1

Press Release

April 23, 2015

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RECORD FIRST QUARTER NET INCOME, INCREASES QUARTERLY DIVIDEND.

West Des Moines, IA - West Bancorporation, Inc. (NASDAQ: WTBA), parent company of West Bank, is pleased to report that first quarter 2015 net income was $5.1 million, or $0.32 per diluted common share. This is the highest net income ever recorded by the Company for the first quarter of any year. This compares to first quarter 2014 net income of $4.4 million, or $0.27 per diluted common share. On April 22, 2015, the Company’s Board of Directors declared a regular quarterly dividend of $0.16 per common share. This is an increase of $0.02 per share, or 14 percent, over the quarterly dividend paid in each of the previous two quarters. The dividend is payable on May 20, 2015, to shareholders of record on May 6, 2015. In addition to our record earnings in the first quarter, our stock attained a new 52-week high of $20.18 on April 1, 2015, as quoted on The Nasdaq Stock Market.

“We had a tremendous start to 2015!” commented Dave Nelson, President and Chief Executive Officer of West Bancorporation, Inc. “We consider the results of the first quarter to be normal, core earnings and did not have any unusual or one-time items in our results.”

Mr. Nelson added, “Net interest income was stronger this year due to the average balance of the loan portfolio being 17 percent higher than the first quarter of last year. Expense control was evident during the first quarter and helped drive earnings. Total noninterest expenses were seven percent lower than in the first quarter of 2014. A significant reason for the decline was the reduction of other real estate owned expenses. In addition, total compensation costs were three percent lower this year.”

Brad Winterbottom, President of West Bank, said, “Loan growth during the first quarter took a breather after the significant growth experienced in the fourth quarter of last year. However, we believe that our pipeline is strong, and our calling efforts are numerous. We fully expect loan growth for the year to surpass the growth of our local economies.”

Eastern Iowa Market President, Lynn Rowat, commented, “We were excited to celebrate the opening of our new eastern Iowa main office building in Coralville with a ribbon cutting on February 26, 2015. The first quarter provided our lenders the opportunity to increase our pipeline to near record levels. Our loans and deposits continue to grow, and we believe we are well positioned to take advantage of the significant construction activity in our market. Our community outreach efforts are also paying dividends, as our Community Board members and staff create lending and deposit opportunities through their involvement.”

“We continue to be pleased with our strong growth in Rochester. Our loan balances were up 21 percent in the first quarter of 2015, to over $62 million,” said Mike Zinser, Rochester Market President.  “We’ve opened as many business deposit accounts in the first quarter as we did in all of 2014, resulting from a growing number of business customers joining West Bank in Rochester.  In order to take advantage of the strong momentum we have created, we have added another seasoned banker with a long history of success in this market.  Our Rochester team is second to none and is simply working to deliver those things that are most important to anyone running a business.”

The Company also continues to plan for the construction of its new office building in Rochester, Minnesota. The Company believes that the new building will be the cornerstone for Company's continued growth in the Rochester market.

The Company filed its report on Form 10-Q with the Securities and Exchange Commission this morning. Please refer to that document for a more in-depth discussion of our results. The Form 10-Q document is available on the Investor Relations section of West Bank's website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 2:00 p.m. Central Time tomorrow, Friday, April 24, 2015. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until May 9, 2015, by dialing 877-344-7529. The replay passcode is 10058090.

As previously reported, the Annual Meeting of Shareholders will be held this afternoon at the Company's headquarters.

About West Bancorporation, Inc. (NASDAQ: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight full-service offices in the Des Moines metropolitan area, one full-service office in Iowa City, one full-service office in Coralville and an office in Rochester, Minnesota.

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this press release. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations and costs; changes in customers' acceptance of the Company's products and services; cyber-attacks; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	March 31, 2015	March 31, 2014
Assets
Cash and due from banks	$40,514	$58,565
Federal funds sold	48,445	27,581
Investment securities available for sale, at fair value	264,213	340,494
Investment securities held to maturity, at amortized cost	51,322	—
Federal Home Loan Bank stock, at cost	12,515	11,916
Loans	1,184,447	1,019,367
Allowance for loan losses	(13,878)	(13,283)
Loans, net	1,170,569	1,006,084
Premises and equipment, net	10,798	8,761
Bank-owned life insurance	32,296	26,530
Other assets	18,255	25,955
Total assets	$1,648,927	$1,505,886

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$367,422	$348,339
Interest-bearing:
Demand	257,696	272,946
Savings	597,181	455,321
Time of $250,000 or more	14,416	32,101
Other time	128,705	127,313
Total deposits	1,365,420	1,236,020
Short-term borrowings	4,100	5,395
Long-term borrowings	129,737	131,501
Other liabilities	5,949	5,398
Stockholders' equity	143,721	127,572
Total liabilities and stockholders' equity	$1,648,927	$1,505,886

Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended March 31,
CONSOLIDATED STATEMENTS OF INCOME	2015	2014
Interest income
Loans, including fees	$12,622	$11,330
Investment securities	1,889	2,006
Other	10	10
Total interest income	14,521	13,346
Interest expense
Deposits	571	622
Short-term borrowings	28	13
Long-term borrowings	959	903
Total interest expense	1,558	1,538
Net interest income	12,963	11,808
Provision for loan losses	—	—
Net interest income after provision or loan losses	12,963	11,808
Noninterest income
Service charges on deposit accounts	620	679
Debit card usage fees	435	410
Trust services	325	318
Revenue from residential mortgage banking	35	226
Increase in cash value of bank-owned life insurance	189	154
Realized investment securities gains (losses), net	11	506
Other income	245	260
Total noninterest income	1,860	2,553
Noninterest expense
Salaries and employee benefits	3,990	4,111
Occupancy	1,049	1,011
Data processing	574	522
FDIC insurance expense	202	181
Other real estate owned expense	—	286
Other expenses	1,631	1,891
Total noninterest expense	7,446	8,002
Income before income taxes	7,377	6,359
Income taxes	2,274	1,959
Net income	$5,103	$4,400

Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2015
1st Quarter	$0.32	$0.32	$0.14	$19.94	$16.00

2014
4th Quarter	$0.36	$0.36	$0.14	$17.05	$14.00
3rd Quarter	0.32	0.32	0.12	15.68	14.01
2nd Quarter	0.30	0.30	0.12	16.45	13.53
1st Quarter	0.28	0.27	0.11	15.98	13.64
(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the Nasdaq Global Select Market, under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended March 31,
SELECTED FINANCIAL MEASURES	2015	2014
Return on average assets	1.27%	1.23%
Return on average equity	14.57%	14.17%
Net interest margin	3.59%	3.64%
Efficiency ratio*	48.25%	53.76%

	As of March 31,
	2015	2014
Texas ratio*	2.73%	6.99%
Allowance for loan losses ratio	1.17%	1.30%
Tangible common equity ratio	8.72%	8.47%
* A lower ratio is more desirable.

Definitions of ratios:

•	Return on average assets - annualized net income divided by average assets.

•	Return on average equity - annualized net income divided by average stockholders' equity.

•	Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets divided by tangible assets.